Notice of Annual Meeting of Shareholders
of
WEIS MARKETS, INC.
To Be Held On
APRIL 8, 2003

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Company"), will be held on Tuesday, April 8, 2003, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

    1.  To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of
         Shareholders or until their respective successors have qualified.
    2.  To approve the appointment of independent public accountants for the current fiscal year.
    3.  To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 21, 2003, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting, or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                                                                                                               By order of the Board of Directors,

                                                                                                                               JONATHAN H. WEIS
                                                                                                                               Secretary of the Company

March 7, 2003
Sunbury, Pennsylvania

WEIS MARKETS, INC.
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 2003

     This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Company"), to be held Tuesday, April 8, 2003, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, and the form of proxy enclosed with such notice.

INFORMATION CONCERNING THE SOLICITATION

      The proxy form, which accompanies this statement, is being solicited on behalf of the Company. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 7, 2003.

     A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

    The Company will provide, without charge, on written request from security holders, copies of the Company's Annual Report on Form 10-K.

     Expenses related to the solicitation of the proxies for the meeting and the handling and tabulation of proxies received, estimated at $27,000 in total, will be paid by the Company. If proxies are not promptly received, officers, directors, and regular employees of the Company may solicit proxies personally by telephone or otherwise, for which they will not receive additional compensation. The Company may reimburse charges of banks, brokers, other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Company's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 8, 2003.

MATTERS TO BE ACTED UPON AT THE MEETING

     As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

    1.  Seven directors will be elected at the meeting to hold office, subject to the Company by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
    2.  A request for shareholder approval of the appointment of Ernst & Young LLP as the independent public accountants for the Company and its wholly owned subsidiaries.
    3.  Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Company's by-laws specify that any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Company no later than the close of business on the sixtieth day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Management does not intend to bring any other matters before the meeting, and does not know of any matter that is eligible for action at the meeting.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The holders of Common Stock of the Company of record at the close of business February 21, 2003 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a shareholder, or the shareholder's proxies, may vote the number of shares of stock owned by the shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the shareholder's shares of stock.

     Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

     The number of outstanding shares of Common Stock as of February 21, 2003 is 27,193,537. The presence, in person or by proxy, of at least 13,596,769 shares will constitute a quorum.

       The following persons are known by the Company to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 21, 2003. Information contained in the table and footnotes below were derived from filings made with the Securities and Exchange Commission by the beneficial owners.

Name and Address	Amount and Nature		Percent
of	of Beneficial		of
Beneficial Owner	Ownership		Class
Robert F. Weis	12,650,252	(1)	46.5
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

Ellen W. P. Wasserman	3,175,309	(2)	11.7
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

Sidney Apfelbaum, Trustee for the	2,112,803	(3)	7.8
Charles B. Degenstein Foundation
43 South Fifth Street
Sunbury, PA 17801

Private Capital Management	1,542,812	(4)	5.7
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Blvd.
Naples, FL 34108

Footnotes:

  Robert F. Weis has sole voting and dispositive power as to all 12,650,252 shares listed. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank Corporation and Robert F. Weis as co-trustees.

  Ellen W. P. Wasserman has sole voting and investment power as to 3,164,424 shares listed and shared voting and dispositive power as to 10,885 shares with her children.

  Sidney Apfelbaum has sole voting and dispositive power as to 1,923,042 shares held in the Charles B. Degenstein Foundation Charitable Deed of Trust at Mellon Bank Corporation. Mr. Apfelbaum shares dispositive power as to 24,147 shares with his wife, shares voting and dispositive power as to 18,000 shares with Mellon Financial Corporation, Mellon Bank, N.A. And Walter Zweifler as co-trustees of the Zweifler

  Family Trusts, and shares voting and dispositive power as to 147,614 shares with Mellon Financial Corporation, Mellon Bank, N.A. and Lore Degenstein as co-trustees of the Lore Degenstein Trusts.

  Bruce S. Sherman is CEO of Private Capital Management (PCM) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group.

  End Footnotes.

  PROPOSAL NO. 1 ELECTION OF DIRECTORS

       The following is a concise statement of information concerning directors proposed by the Company as nominees, together with certain other information with respect to such nominees:

				Shares of Stock
				of the
		Period		Company	Percent
		of	Principal	Beneficially Owned	of
Name	Age	Directorship	Occupation	on February 21, 2003	Class
Robert F. Weis	83	1947	Chairman of the	12,650,252	46.5
		to date	Board

Norman S. Rich	65	1991	President/CEO	23,908	*
		to date

William R. Mills	46	1996	Senior Vice President and	3,000	*
		to date	Treasurer/CFO

Jonathan H. Weis	35	1996	Vice President and	89,992	*
		to date	Secretary

Michael M. Apfelbaum	42	1996	Partner, Apfelbaum	26,811	*
		to date	Apfelbaum & Apfelbaum
			Attorneys at Law

Richard E. Shulman	63	1994	President	245	*
		to date	Industry Systems
			Development Co,

Steven C. Smith	45	2001	President & CEO	215	*
		to date	K-VA-T Food Stores, Inc.

All 19 Directors and				12,821,077	47.2
Officers as a Group

    * Owns less than 1% of class.

       Robert F. Weis. The Company has employed Mr. Weis since 1946. Mr. Weis served as Chairman & Treasurer from 1995 until April 2002, at which time he was appointed Chairman of the Board. Robert F. Weis is the father of Director, Jonathan H. Weis, and brother of Ellen W. P. Wasserman who is also a beneficial owner of more than 5% of the Company's Common Stock. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of Sunbury Community Hospital.

       Norman S. Rich. The Company has employed Mr. Rich since 1964. Mr. Rich served as President from 1994 until April 2002, at which time he was appointed President/CEO of the Company. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich also serves on the Board of Trustees of Evangelical Community Hospital and as a Director of the Food Marketing Institute.

       William R. Mills. The Company has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance & Secretary from 1995 until April 2002, at which time he was appointed Senior Vice President and Treasurer/CFO of the Company. Mr. Mills has been a member of the Board of Directors since 1996.

       Jonathan H. Weis. The Company has employed Mr. Weis since 1989. Mr. Weis served the Company as Vice President Property Management and Development from 1996 until April 2002, at which time he was appointed as Vice President and Secretary. Jonathan H. Weis is the son of Director, Robert F. Weis. Mr. Weis has been a member of the Board of Directors since 1996.

       Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

       Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

       Steven C. Smith. Mr. Smith serves as President and Chief Executive Officer of K-VA-T Food Stores, Inc., a regional supermarket chain headquartered in Abingdon, VA. Mr. Smith was appointed to lead the National Grocers Association in 2000 and served as Chairman through 2002. Mr. Smith serves on the Board of Directors of the Food Marketing Institute and will assume the position of Vice Chairman in May 2003. Mr. Smith has been a member of the Board of Directors since 2001.

       The Company believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Company has no nominating committee.

  DIRECTORS' FEES

       Standard Board Compensation Arrangement. Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $20,000 paid in quarterly installments during the fiscal year and $1,000 for each meeting attended, including telephonic meetings lasting over one hour. Each member of the Audit Committee or Compensation Committee who is not an employee of the Company or any of its subsidiaries receives $700 for each committee meeting attended, including telephonic meetings lasting over one hour. The Chairman of each Committee receives an additional $1,000 annual retainer fee paid in quarterly installments during the fiscal year.

  COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

       Board of Directors. The Company's Board of Directors held four regular meetings and two special meetings during fiscal 2002. No director attended fewer than 75% of the aggregate meetings of the Board.

     The Audit Committee. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Company's internal audit and financial controls. The Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

       The 2002 Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Mr. Shulman served as Chairman of the Audit Committee. The Audit Committee held four regular meetings and one special meeting during fiscal 2002. No director, who was a member of the Audit Committee, attended fewer than 75% of the aggregate meetings held.

        The Compensation Committee. The Compensation Committee is responsible for developing policies and making recommendations about compensation of officers. The 2002 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman, Steven C. Smith and Jonathan H. Weis. Mr. Smith served as Chairman of the Compensation Committee. The Compensation Committee held two regular meetings and one special meeting during fiscal 2002. No director, who was a member of the Compensation Committee, attended fewer than 75% of the aggregate meetings held.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The 2002 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman, Steven C. Smith and Jonathan H. Weis. Jonathan H. Weis is an officer of the Company. Messrs. Apfelbaum, Shulman and Smith were not officers, employees of the Company or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

       Other Arrangements. Central Properties, Inc., a Pennsylvania corporation ("Central Properties"), owns the land under a Company store and an adjacent parking lot in Lebanon, Pennsylvania. Central Properties leased these properties to the Company for $80,301 in fiscal 2002. The shareholders of Central Properties include Michael M. Apfelbaum and certain of his family members, Jonathan H. Weis and Robert F. Weis, each of whom is a director of the Company.

  REPORT OF THE AUDIT COMMITTEE

       The Audit Committee is composed of three independent non-employee directors, as required by the New York Stock Exchange listing standards. The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Management represented to the Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States and the Security and Exchange Commission disclosure requirements. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

       The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and also considered the compatibility of nonaudit services with the auditors' independence.

       The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission. The Committee recommended to the Board of Directors, the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2003, subject to shareholder ratification.

       Respectfully submitted by the Audit Committee,

                  Richard E. Shulman, Committee Chairman
                  Michael M. Apfelbaum
                  Steven C. Smith

  EXECUTIVE COMPENSATION

       The following table sets forth, with respect to the last three completed fiscal years, the compensation of the Chairman of the Board, President/CEO, the next three highest compensated executive officers and the former Vice President Chief Operating Officer in 2002. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

  SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards
					Securities
				Other Annual	Underlying			All Other
Name and Principal		Salary	Bonus	Compensation	Options /			Compensation
Position	Year	($)	($)	($)	SARs (#)			($)
Robert F. Weis	2002	560,000	--	--	--	/	--	34,425
Chairman of	2001	560,000	--	--	--	/	--	4,203
the Board	2000	500,000	--	--	--	/	--	4,607

Norman S. Rich	2002	555,000	8,325	--	--	/	--	35,753
President/CEO	2001	555,000	120,825	--	--	/	--	35,527
	2000	450,000	6,750	--	20,000	/	10,000	35,663

William R. Mills	2002	278,750	4,181	--	--	/	--	12,685
Senior Vice President	2001	250,000	53,250	--	--	/	--	12,750
and Treasurer/CFO	2000	198,000	2,970	--	3,000	/	3,500	13,139

Robert P. Hermanns	2002	218,333	--	--	--	/	--	--
Former Vice President	2001	288,390	--	--	5,000	/	--	20,000
Chief Operating	2000	--	--	--	--	/	--	--
Officer

Edward W. Rakoskie Jr	2002	155,000	2,325	--	--	/	--	12,014
Vice President	2001	145,000	62,175	--	--	/	--	12,633
Operations	2000	120,000	1,800	--	300	/	3,000	11,591

Jonathan H. Weis	2002	140,000	7,100	--	--	/	--	11,588
Vice President	2001	125,000	26,875	--	--	/	--	4,980
and Secretary	2000	100,000	1,500	--	--	/	1,000	3,823

        Robert P. Hermanns joined the Company as Vice President Chief Operating Officer in March 2001 and terminated his employment in July 2002.

       The "Bonus" amounts received in 2001 by Messrs. Rich, Mills, Rakoskie and J. Weis, consisted primarily of one-time payouts related to retention agreements. "Other Annual Compensation" consists solely of payments on stock appreciation rights. There are no perquisites to report. "All Other Compensation" consists of vested contributions by the Company to the profit sharing, employee stock bonus, supplemental retirement and retirement benefit savings plans. The current year retirement amounts were estimated by outside actuaries for purposes of this report.

       Stock Appreciation Rights. The Company maintains a Stock Appreciation Rights program for certain of its officers and other key executives. Under this program, participants are granted rights equivalent to shares of Company stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

       Stock Options. The Company has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Company's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. There were no stock options or stock appreciation rights granted to the named executives in the fiscal year ended December 28, 2002.

       The following table summarizes stock options and stock appreciation rights exercised during 2002 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $31.15.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR-END OPTION/SAR VALUES

				Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable
							Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable

		Shares Acquired	Value
Name	Type	on Exercise #	Realized ($)
Norman S. RIch	Options	2,000	19,560	58,570	/	--	--	/	--
	SAR's	--	--	--	/	--	--	/	--

William R. Mills	Options	--	--	11,000	/	--	--	/	--
	SAR's	--	--	--	/	--	--	/	--

Robert P. Hermans	Options	5,000	5,510	--	/	--	--	/	--
	SAR's	--	--	--	/	--	--	/	--

Edward W. Rakoskie, Jr.	Options	500	1,775	2,900	/	--	--	/	--
	SAR's	--	--	--	/	--	--	/	--

  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Executive Compensation Committee of the Board of Directors believes that the primary objective of the Company's executive compensation policies should be to attract and retain qualified executives, which is critical to the ongoing success of the Company. The executive compensation program is based upon factors that are subjective in nature and are in the best interests of the Company and ultimately the shareholders. The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Company. The Committee recognizes the fact that the Company is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market. In 2001, the Committee revised the Company's compensation program based upon the recommendations from a consulting firm specializing in executive compensation, and implemented an annual bonus plan to reward certain key employees, including its executive officers. Bonus potentials are established by level within the Company, and actual payouts are based on achievement of sales and operating profit targets.

       With the Chairman and President/CEO, the Committee subjectively evaluates the performance of senior management. The Committee relies upon written and verbal evaluations, provided by the Chairman and President/CEO, of each executive's performance for the most recent fiscal year. In addition, senior management is orally evaluated by the President/CEO as to their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Company in the industry. These evaluations include qualitative factors such as the individuals' decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive base compensation is not specifically related to corporate performance, the overall performance of the Company is a consideration in determining executive compensation. The Chairman and President/CEO reported that the executives substantially met their objectives during the most recent fiscal year. Based on subjective and qualitative considerations, which include the overall financial and operational success of the Company, the Committee approved the continuation of the Chairman's and the President/CEO's compensation in fiscal 2002.

       Employment and Severance Agreements. The Committee notes that the President/CEO has an employment agreement through 2006 and the Senior Vice President and Treasurer/CFO has an employment agreement with the Company through 2007. These agreements specify the terms of employment, including pay factors. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the executive resigns for good reason, the executive shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography.

       Respectfully submitted by the Executive Compensation Committee,

  Steven C. Smith, Committee Chairman
  Michael M. Apfelbaum
  Richard E. Shulman
  Jonathan H. Weis

  SHAREHOLDER RETURN PERFORMANCE

       The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc. common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

  COMPARATIVE FIVE-YEAR TOTAL RETURNS

	1997	1998	1999	2000	2001	2,002
Weis Markets	100.00	114.19	131.37	110.23	83.13	95.46
S&P 500	100.00	128.40	154.44	138.78	120.68	92.48
Peer Group	100.00	152.18	136.41	160.21	147.00	98.24

  RETIREMENT PLANS

       Profit Sharing Plan. The Company maintains a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Company. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

       Employee Stock Ownership Plan. The Company maintains, at its sole expense, an Employee Stock Ownership Plan for certain eligible employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Company. Eligible employees become participants at the beginning of the plan year following the two-year anniversary date of their employment, subject to break in service provisions. The

  Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Company's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Vested interests in plan assets are distributed to participants upon termination of employment, including retirement, disability or death.

       Retirement Savings Plan. The Company maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue Code. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a quarterly basis, the Company contributes into the plan at the rate of 25% of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

       Supplemental Retirement Plans. The Company maintains a non-qualified supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $598,146 if he had retired as of the date of this Proxy.

       The Company also maintains a second non-qualified supplemental retirement plan for certain of its employees. This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the qualified Profit Sharing or Employee Stock Ownership plans. The Board of Directors annually determines the amount of the allocation to the Plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after seven years of service with the Company. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit forfeiture does exist for participants in this Plan.

  PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       Subject to ratification by the shareholders, the Board of Directors of the Company has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year 2003. Representatives of the firm of Ernst & Young LLP will be present at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification of proposal number two.

       Audit Fees. Fees charged to the Company by Ernst & Young LLP for audit of the fiscal 2001 and 2002 financial statements included in the Company's Annual Report on Form 10-K and for review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, totaled $137,000 and $169,299, respectively.

       Audit Related Fees: Fees for other audit related services in fiscal 2001 and 2002 totaled $19,175 and $18,750, respectively.

       Tax Fees. Fees charged to the Company by Ernst & Young LLP for tax advisory services in fiscal 2001 and 2002 totaled $650,174 and $522,839, respectively.

  PROPOSAL NO. 3 OTHER BUSINESS MATTERS

       As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                                                                                                                 By order of the Board of Directors,

                                                                                                                                JONATHAN H. WEIS

                                                                                                                                Secretary of the Company

  Dated: March 7, 2003

  APPENDIX A.

  WEIS MARKETS, INC.
  CHARTER OF THE AUDIT COMMITTEE
  OF THE BOARD OF DIRECTORS

I.	Purpose

The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities and duties to the shareholders of Weis Markets, Inc. (the "Corporation") and to the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In meeting its responsibilities, the Audit Committee is expected to maintain open avenues of communication among the independent auditors, the internal auditors, management of the Corporation, and the Board of Directors.

II.	Organization

The Audit Committee shall be comprised of three or more directors who are independent of management, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors, and shall serve until their successors are duly elected and qualified. The Board of Directors shall designate one of the members of the Audit Committee to serve as its Chair. The Audit Committee, through its Chair, shall have the right to consult with counsel in the performance of its responsibilities and duties.

III.	Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis or more frequently as circumstances require. The Audit Committee may require members of management to attend its meetings and to provide pertinent information as necessary.

The Audit Committee shall meet with the independent auditors, the internal auditors and management each quarter and shall review the Corporation's financial statements.

In order to maintain open communication, the Audit Committee shall also meet separately at least annually, or more frequently if the Chair of the Audit Committee believes it is necessary or if requested by the independent auditors, with each of the independent auditors, the internal auditors and management to discuss any matters that the participants of such meeting believe should be discussed privately.

The Audit Committee shall either submit the minutes of each of its meetings to the Board of Directors or report the matters raised at each of its meetings to the Board of Directors.

IV.	Responsibilities and Duties

To fulfill its responsibilities, the Audit Committee shall:

	A.	Documents/Reports Review

		1.	Review the Corporation's annual financial statements and any other reports, documents or financial information to be submitted to shareholders, (including but not limited to the Securities and Exchange Commission filings), as deemed significant by management or the outside auditors.

		2.	Review the regular internal reports to management prepared by the internal auditors and management's response to these reports.

		3.	Review the financial press releases of the Company if the press release involves the annual financial results, which would be ultimately reported in the 10-K Filing made by the Corporation.

	B.	Independent Auditors

		1.	Review the performance of the independent auditors and make recommendations to the Board of Directors regarding the appointment or termination of the independent auditors.

		2.	Review and discuss with the independent auditors all significant relationships that the independent auditors have with the Corporation to assess the independent auditors' continued independence.

		3.	Consult with the independent auditors about the completeness and accuracy of the Corporation's financial statements.

	C.	Financial Reporting Process

In consultation with the independent auditors and the internal auditors, review the integrity of the Corporation's accounting practices and financial reporting processes, including the independence and authority of the independent auditors and the internal auditors, and the proposed audit plans.

	D.	Process Improvement

		1.	Establish regular and separate systems of reporting to the Audit Committee by each of the independent auditors, the internal auditors and management regarding any significant judgments made in management's preparation of the financial statements.

		2.	Following completion of the annual audit, review with the independent auditors, the internal auditors and management any significant difficulties encountered during the course of the audit.

		3.	Review with independent auditors, the internal auditors and management, the adequacy and effectiveness of the accounting and financial controls and procedures of the Corporation, and elicit any recommendations for the improvement of such controls and procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such controls and procedures to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically shall review Corporation policy statements to determine their adherence to such controls and procedures.

		4.	Review any significant disagreement among the independent auditors, the internal auditors and management in connection with the preparation of the financial statements.

	E.	Ethical and Legal Compliance

		1.	Review periodically the Corporation's policies and procedures with respect to ethical conduct, and ensure that management has established a system to enforce such policies and procedures.

		2.	Review with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

		3.	Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.